                                                                      EXHIBIT 99


         CHAMPION INTERNATIONAL CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENT OF INCOME
                  (in thousands, except per share)


                                                                            Three Months Ended           Twelve Months Ended
                                                                                December 31,                  December 31,
                                                                           --------------------          ------------------
                                                                           1994            1993          1994          1993
                                                                           ----            ----          ----          ----
                                                                                (Unaudited)            (Unaudited)
      Net Sales:
        Paper                                                           $1,183,431      $  992,663    $4,216,795    $3,817,579
        Wood Products                                                      281,943         307,564     1,101,397     1,251,254
                                                                        ----------      ----------    ----------    ----------
                                                                         1,465,374       1,300,227     5,318,192     5,068,833
      Income From Operations:
        Paper                                                              113,331         (24,143)       70,887      (133,774)
        Wood Products                                                       60,789          57,015       242,285       247,989
        General Corporate Expense                                          (10,124)        (13,676)      (47,172)      (47,823)
                                                                        ----------      ----------    ----------    ----------
                                                                           163,996          19,196       266,000        66,392

      Interest and debt expense                                             59,485          62,186       235,086       224,658
      Other (income) expense - net (Note 1)                                (37,950)        (10,142)      (57,342)        7,410
                                                                        ----------      ----------    ----------    ----------

      Income (Loss) Before Income Taxes, Extraordinary
       Item and Cumulative Effect of Accounting Change                     142,461         (32,848)       88,256      (165,676)

      Income Taxes (Benefit) (Note 2)                                       40,189          (2,284)       24,951       (31,222)
                                                                        ----------      ----------    ----------    ----------

      Income (Loss) Before Extraordinary Item and Cumulative
        Effect of Accounting Change                                        102,272         (30,564)       63,305      (134,454)

      Extraordinary Item - Loss on Early Retirement of Debt,
        Net of Taxes                                                           ---         (14,266)          ---       (14,266)

      Cumulative Effect of Accounting Change, Net of Taxes
        (Note 3)                                                               ---             ---           ---        (7,523)
                                                                        ----------      ----------    ----------    ----------

      Net Income (Loss)                                                 $  102,272      $  (44,830)   $   63,305    $ (156,243)
                                                                        ==========      ==========    ==========    ==========

      Earnings (Loss) Per Common Share:
        Income (Loss) Before Extraordinary Item and
        Cumulative Effect of Accounting Change:
        Recurring                                                       $     0.73      $    (.35)    $     0.09    $   (1.44)
        Non-Recurring                                                         0.29           (.06)          0.29         (.31)
                                                                        ----------      ----------    ----------    ----------
                                                                              1.02           (.41)          0.38        (1.75)
        Extraordinary Item - Loss on Early Retirement of Debt                  ---           (.15)           ---         (.15)
        Cumulative Effect of Accounting Change                                 ---             ---           ---         (.08)
                                                                        ----------      ----------    ----------    ----------

        Net Income (Loss)                                               $     1.02      $    (.56)    $     0.38    $   (1.98)
                                                                        ==========      ==========    ==========    ==========

      Note 1: Other (income) expense - net includes non-recurring pre-tax income of $34 million for the three month and twelve month periods ended December 31, 1994 and $10 million for the three month and twelve month periods ended December 31, 1993.

      Note 2: Income Taxes (Benefit) for the three month and twelve month periods ended December 31, 1994 includes a benefit of $7 million to reflect one-time adjustments to the company's deferred tax liability. The three month and twelve month periods ended December 31, 1993 include a provision of $11 million and $34 million, respectively, to reflect one-time adjustments to the company's deferred tax liability.

      Note 3: Cumulative Effect of Accounting Change for the twelve month period ended December 31, 1993 reflects the after-tax effect of adopting, retroactive to January 1, 1993, a new accounting standard for postemployment benefits.